UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AstraZeneca PLC
(Exact name of registrant as specified in its charter)

England and Wales (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

1 Francis Crick Avenue Cambridge Biomedical Campus Cambridge England (Address of principal executive offices)	CB2 0AA (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
0.700% Notes due 2026 1.375% Notes due 2030 2.125% Notes due 2050	New York Stock Exchange New York Stock Exchange New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-234586

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to Be Registered.

The Registrant filed with the Securities and Exchange Commission (the “Commission”) on November 8, 2019 a Registration Statement on Form F-3 (the “Registration Statement”) relating to the Registrant’s Debt Securities. The Registration Statement was effective upon filing with the Commission in accordance with Rule 462(e) of the Securities Act of 1933, as amended (the “Securities Act”). On November 8, 2019, the Registrant filed a prospectus dated November 8, 2019 with the Commission pursuant to Rule 424(b)(3) under the Securities Act (the “Prospectus”). On August 3, 2020, the Registrant filed a preliminary prospectus supplement dated August 3, 2020 with the Commission pursuant to Rule 424(b)(2) under the Securities Act. On August 5, 2020, the Registrant filed a final prospectus supplement dated August 3, 2020 with the Commission pursuant to Rule 424(b)(2) under the Securities Act (the “Prospectus Supplement”). The Prospectus Supplement and the Prospectus are incorporated herein by reference to the extent set forth below.

Reference is made to the information set forth under the headings “Description of Debt Securities” on pages 12 through 26 and “Certain UK and US Federal Tax Considerations” on pages 30 through 38 of the Prospectus; and to the information set forth under the heading “Description of Notes” on pages S-13 to S-17 and “Taxation” on page S-18 of the Prospectus Supplement, which information is incorporated herein by reference.

Item 2. Exhibits.

1.1	Registration Statement on Form F-3, including the Prospectus (incorporated herein by reference to the Registrant’s Registration Statement on Form F-3 (File No. 333- 234586)).

2.1	Prospectus Supplement (incorporated herein by reference to the Registrant’s filing with the Commission on August 5, 2020 pursuant to Rule 424(b)(2)).

4.1	Indenture, between the Registrant and The Bank of New York Mellon (formerly known as The Bank of New York), as successor trustee to JPMorgan Chase Bank, dated as of April 1, 2004 (the “Indenture”), including forms of debt securities relating thereto (incorporated herein by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form F-3 (File No. 333-114165) filed on April 2, 2004).

4.2	Officer’s Certificate of the Registrant pursuant to Section 2.08 of the Indenture setting forth the terms of the Securities, including forms of the global notes for the 0.700% Fixed Rate Notes due 2026, the 1.375% Fixed Rate Notes due 2030 and the 2.125% Fixed Rate Notes due 2050.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: August 6, 2020	ASTRAZENECA PLC
(Registrant)

	By:	/s/ Matthew Bowden
		Name:	Matthew Bowden
		Title:	Deputy Company Secretary